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                                                                   EXHIBIT 10.22

[EDELBROCK LOGO]

VIC EDELBROCK
  PRESIDENT

August 20, 2001                         VIA AIRBORNE NEXT DAY

Don Richardson
President
Ricor, Inc.
General Partners of Ricor Racing and
Development, L.P.
28 Main Street, Suite 2
Sutter Creek, CA 95685

RE: License Agreement Between Ricor Racing and Development L.P. and Edelbrock Corporation, Dated February 2, 1996

Dear Don:

Pursuant to Section 8.1(b) of the above-referenced License Agreement (as amended) (hereinafter, the "Amended License Agreement"), Edelbrock Corporation hereby converts to non-exclusive licenses, the exclusive licenses granted to it pursuant to the Amended License Agreement including the exclusive licenses granted under Sections 2.1 (as restated in Section 2 of Amendment 4) and 2.2, and under Section 1.1 of Amendment 5. This letter serves as the thirty (30) day notice for such conversion required under Section 8.1(d) of the Amended License Agreement (as restated in Section 2(d) of Amendment 2).

Accordingly, Edelbrock is relieved of its obligations under the Amended License Agreement, (i) to meet the minimum goals set forth in Section 8.1(b) (as restated in Section 5(d) of amendment 4), (ii) to make the minimum royalty payments required under Section 2.5(g) (as restated in Section 5(c) of Amendment 4), and (iii) to pay the Development Fees specified in Section 7 of Amendment 4 (as restated in Section 1.1 of Amendment 5).

Further, Section 5 of Amendment 4 indicates that Edelbrock is entitled to deduct amounts due it in recognition of the advance royalty payments made by Edelbrock from any future royalty payments due under the non-exclusive licenses until all such prepaid royalties are repaid. Edelbrock, however, is willing to discuss alternative arrangements whereby Edelbrock will make royalty payments for its non-exclusive licenses in full with the prepaid royalties being repaid according to a mutually agreeable schedule. Please let me know if you wish to discuss such alternative arrangements.

Do not hesitate to contact me if you have any questions or require clarification of Edelbrock's position concerning this letter.

Sincerely,

/s/  VIC EDELBROCK

Vic Edelbrock
President and C.E.O.

VE:lm

cc:  Kevin McBride - Jones, Day